Ally Financial Declares Dividend on Common Stock
DETROIT, April 15, 2019 /PRNewswire/ -- The board of directors of Ally Financial Inc. (NYSE: ALLY) declared a quarterly cash dividend of $0.17 per share of the company's common stock, payable on May 15, 2019 to stockholders of record on May 1, 2019.
About Ally Financial Inc.
Ally Financial Inc. (NYSE: ALLY) is a leading digital financial-services company with $178.9 billion in assets as of December 31, 2018. As a customer-centric company with passionate customer service and innovative financial solutions, we are relentlessly focused on "Doing It Right" and being a trusted financial-services provider to our consumer, commercial, and corporate customers. We are one of the largest full-service automotive-finance operations in the country and offer a wide range of financial services and insurance products to automotive dealerships and consumers. Our award-winning online bank (Ally Bank, Member FDIC and Equal Housing Lender) offers mortgage-lending services and a variety of deposit and other banking products, including savings, money-market, and checking accounts, certificates of deposit (CDs), and individual retirement accounts (IRAs). We also support the Ally CashBack Credit Card. Additionally, we offer securities-brokerage and investment-advisory services through Ally Invest. Our robust corporate finance business offers capital for equity sponsors and middle-market companies.
For more information and disclosures about Ally, visit https://www.ally.com/#disclosures.

Contacts:
Daniel Eller
Ally Investor Relations
704-444-5216
daniel.eller@ally.com

LaToya Evans
Ally Communications (Media)
980-312-8471
latoya.evans@ally.com